                                 EXHIBIT 4.10

Amendment and Waiver No. 2 to the Loan Documents, dated as of December 29, 1999, among ICG Equipment, Inc., ICG NetAhead, Inc., ICG Services, Inc., certain Initial Lender PArties party thereto, Morgan Stanley Senior Funding, Inc., as Sole Book-Runner and Lead Arranger, Royal Bank of Canada, as Collateral Agent
and as Administrative Agent for such Lender Parties, Bank of America, N.A., as
     Documentation Agent and Barclays Bank Plc, as Co-Documentation Agent.

                                                                  EXECUTION COPY

                        AMENDMENT AND WAIVER NO. 2 TO THE
                                 LOAN DOCUMENTS

                                              Dated as of December 29, 1999

                  AMENDMENT AND WAIVER NO. 2 TO THE CREDIT AGREEMENT dated as of August 12, 1999, and Amendment No. 1 thereto dated as of September 30, 1999 (such Credit Agreement as so amended, the "Credit Agreement") among ICG Equipment, Inc., a Colorado corporation ("ICG Equipment"), ICG NetAhead, Inc., a Delaware corporation ("ICG NetAhead" and, together with ICG Equipment, the "Borrowers"), ICG Services, Inc., as Parent, certain Initial Lender Parties party thereto, Morgan Stanley Senior Funding, Inc., as Sole Book-Runner and Lead Arranger, Royal Bank of Canada, as Collateral Agent and as Administrative Agent for such Lender Parties, Bank of America, N.A., as Documentation Agent and Barclays Bank Plc, as Co-Documentation Agent. Capitalized terms not otherwise defined in this Amendment and Waiver have the same meanings as specified therefor in the Credit Agreement.

                  PRELIMINARY STATEMENTS:

                  (1) The Borrowers and the Parent have requested that the Lender Parties agree to amend the Credit Agreement to (a) enable the Borrowers and the Parent to make additional capital expenditures in the fourth fiscal quarter of the year 1999, (b) enable the Borrowers to make intercompany advances to the Parent pursuant to the terms of certain intercompany promissory notes, and (c) enable the Parent to make intercompany advances to the Borrowers pursuant to the terms of certain intercompany promissory notes.

                  (2) The Borrowers and the Parent have disclosed to the Lender Parties the existence of certain intercompany debt owed (i) by the Borrowers to the Parent and (ii) by the Parent to the Borrowers.

                  (3) The Borrowers and the Parent have also requested that the Lender Parties amend the Security Agreement to permit termination of Assigned Agreements under certain circumstances and to waive and amend certain other requirements of the Loan Documents.

                  (4) The Borrowers and the Parent have requested that the Lender Parties waive the requirements of Section 5.02(e) of the Credit Agreement to permit the transfer of certain property and assets from ICG Equipment to Qwest Communications Corporation (the "Transferred Property") pursuant to the Indefeasible Right of Use Agreement between ICG Equipment and Qwest Communications Corporation, a Delaware corporation ("Qwest"), dated as of June 25, 1999 ("IRU Agreement"), Amendment No. 1 to the IRU Agreement as in effect on December 31, 1999 and in the form approved by the Lead Arranger ("IRU Amendment No. 1")
and the IRU Agreement between ICG Equipment and Qwest as in effect on December 31, 1999 and in the form approved by the Lead Arranger ("IRU Agreement No. 2").

                  (5) The Lender Parties have agreed to such amendments and waivers on the terms and conditions set forth herein.

                  SECTION 1. Amendments to Credit Agreement. The Credit
                             ------------------------------
Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5, hereby amended as follows:

                  (a) Section 1.01 is amended to add the following new definitions:

                           ""Amendment and Waiver No. 2" means the Amendment and
                  Waiver No. 2 to this Agreement dated as of December 29, 1999.

                           "Equity Exchange" means (i) any exchange or
                  conversion by the Parent of Parent Debt held by the Parent for, or into, Equity Interests in ICG Equipment pursuant to the terms of the Parent Notes or Section 5.01(q)(iii), (ii) the exchange or conversion of Parent Debt held by the Parent in an aggregate principal amount at least equal to $100,000,000 for, or into, Equity Interests in ICG Equipment on or before December 31, 1999 pursuant to the terms of Amendment and Waiver No. 2, and (iii) the contribution of cash required to be made by the Parent in return for Equity Interests in ICG Equipment pursuant to Section 5.01(q)(i).

                           ""Indentures" mean the Indenture dated as of February
                  12, 1998, in respect of the 10% Senior Discount Notes due 2008, together with the Indenture dated as of April 27, 1998, in respect of the 9 7/8% Senior Discount Notes due 2008, in each case, between the Parent and Norwest Bank Colorado, National Association, as trustee, and, in each case, as in effect on the date of Amendment and Waiver No. 2.

                           "Parent Debt" means the Debt owed to the Parent by
                  the Borrowers and evidenced by the Parent Notes.

                           "Parent Investment" means the Investment by the
                  Parent in the Parent Debt.

                           "Parent Notes" means the intercompany notes from each
                  of the Borrowers dated as of December 29, 1999 evidencing the aggregate Debt owed by each Borrower to the Parent in the form delivered pursuant to Amendment and Waiver No. 2.

                           "Services Debt" means the Debt owed by the Parent to
                  each of the Borrowers and evidenced by the Services Notes.

                           "Services Investments" means the Investment by the
                  Borrowers in the Services Debt.

                           "Services Notes" means the intercompany promissory
                  notes from the Parent to each of the Borrowers dated as of December 29, 1999 evidencing the aggregate Debt owed by the Parent to each Borrower in the form delivered pursuant to Amendment and Waiver No. 2."

                  (b) Section 1.01 is hereby further amended by amending and restating the following definitions in their entirety to read as follows:

                           ""Existing Debt" means Debt of each Loan Party and
                  its Subsidiaries (other than Services Debt and Parent Debt) outstanding immediately before giving effect to the consummation of the Transaction.

                           "Related Documents" means the Parent Notes, the
                  Services Notes, and the Tax Sharing Agreement."

                  (c) Section 5.01(i) is amended by adding to the end thereto the following words:

                           "; provided, however, that the Parent and its
                  Subsidiaries may consummate the transactions contemplated by the Equity Exchange."

                  (d)      A new Section 5.01(q) is added after the existing
         Section 5.01(p) to read as follows:

                           "(q) Conditions Subsequent to Initial Extension of
                                ---------------------------------------------
                  Credit. Deliver to the Lead Arranger and the Administrative
                  ------
                  Agent:

                           (i) as soon as possible and in any event on or before
                  January 31, 2000, evidence satisfactory to the Lead Arranger and the Administrative Agent, that all amounts standing to the credit of the Parent in any deposit account, other bank account or investment account held or maintained by the Parent, have been transferred to accounts held and maintained by, and in the name of, ICG Equipment and, in each case, shall constitute a contribution of such amounts in return for Equity Interests in ICG Equipment issued to the Parent by ICG Equipment,

                           (ii) as soon as possible and in any event on or before February 29, 2000, the Pledged Account Letters referred to in the Security Agreement, duly executed by each Person required by the Lead Arranger to execute such Pledged Account Letters,

                           (iii) on or before December 31 of each year, commencing with December 31, 2000, evidence satisfactory to the Lead Arranger and the Administrative Agent, that Parent Debt in an aggregate principal amount of at least $100,000,000 has, during such year, been exchanged by the Parent for Equity Interests in ICG Equipment, in each case on terms and conditions satisfactory to the Lead Arranger and the Administrative Agent, and

                           (iv) evidence that all other action has been taken as the Lead Arranger may deem necessary or desirable in order to effect the transactions contemplated by Amendment and Waiver No. 2.

                  (e) Section 5.02(b)(i) is hereby amended by adding an additional sub-clause (C) thereto as follows:

                           "(C) The Parent Debt, payable on the terms, and
                  subject to the provisions, of the Parent Note."

                  (f) Section 5.02 (b)(iii) is hereby amended by: (i) deleting the word "and" at the end of subclauses (D) and (E) thereof,
         (ii) adding a new sub-clause (F) to read as follows:

                           "(F) in the case of the Parent, the Services Debt provided that, in each case, such Services Debt (x) shall constitute Pledged Debt, (y) shall be on terms acceptable to the Required Lenders and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Required Lenders and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement; and"

                  , and (iii) making the existing sub-clause (F) a new sub-clause (G) and amending such sub-clause in its entirety to read as follows: "(G) other unsecured Debt which is owed to any Person, other than to the Parent by a Borrower, in an aggregate principal amount not to exceed $350,000,000 at any one time outstanding.

                  (g) Section 5.02(f)(i) is amended in its entirety to read as follows:

                           "(i) Investments by the Parent and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof and additional Investments in the Borrowers and wholly owned Subsidiaries of a Borrower now existing or organized hereafter, provided that any such Subsidiary has become a Subsidiary Guarantor to the extent required by Section 5.01(j)."

                  (h) Section 5.02(f) is hereby amended by adding an additional sub-clause (viii) thereto as follows:

                           "(viii) the Parent Investment and the Services Investment."

                  (i) (a) Section 5.02(g)(i) is amended in its entirety to read as follows:

                           "(i) each Borrower may (A) declare and pay dividends and distributions payable only in stock of each Borrower, and (B) issue Equity Interests in such Borrower to the Parent".

                           , and (b) the reference to Section 5.02(b) (iii)(F) in the final line of Section 5.02(g)(ii) is amended by changing such reference to "Section 5.02 (b)
                           (iii)(G)"

                  (j) Section 5.02(h) is amended by adding to the end thereof the following words:

                           "or any other such amendment made solely in connection with the Equity Exchange and consented to in writing by the Lead Arranger and the Administrative Agent."

                  (k) The second and third lines of the table in Section 6.01(q) of the Credit Agreement are hereby amended in their entirety to read as follows:

                           "December 31, 1999                      436,000,000

                            March 31, 2000                         0

                  (l) Section 6.01 is hereby further amended by adding an additional subclause (r) thereto as follows:

                           "(r) Any Borrower shall make, or the Parent shall accept or receive, in each case whether by payment in cash or in-kind, or by way of set-off, netting or otherwise, (a) any payment of principal on or in respect of the Parent Debt other than in accordance with the terms of the Parent Note or pursuant to the Equity Exchange, or (b) any payment of interest or any other amount (other than principal) on or in respect of the Parent Debt other than (i) pursuant to the Equity Exchange, or (ii) such payments as are applied by the Parent to meet
                           (A) interest obligations which are due and payable pursuant to the Indentures or (B) any reasonable costs and expenses incurred by the Parent in the ordinary course of its business in an aggregate amount not to exceed $5,000,000 in any Fiscal Year."

                  (m) Schedule 4.01(s) is amended by deleting the information contained therein in its entirety and substituting therefor the information contained on Schedule I hereto.

                  (n) Schedule 4.01(w) is amended by deleting the word "None" contained therein in its entirety and substituting therefor the information contained on Schedule II hereto.

                  (o) Schedule 4.01(y) is amended by deleting the information contained therein in its entirety and substituting therefor the information contained on Schedule III hereto.

                  SECTION 2. Waiver to the Credit Agreement. Effective as of the
                             ------------------------------
date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5, the Lender Parties hereby agree to waive:

                  (a) any and all of the Defaults and Events of Default under Section 6.01(b) and (c) that have occurred and are continuing as a result of the failure of each of the Borrowers and the Parent to comply with the requirements of Section 4.01(s), (w) and (y) and
                           Section 5.02(b)(i)(B) of the Credit Agreement prior to this Amendment and Waiver, in each case, solely in connection with their non-disclosure of the Parent Debt, the Services Debt, the Parent Investment and the Services Investment.

                  (b) the requirements of Section 5.02(e), solely to the extent necessary to permit the Borrowers to consummate the transactions contemplated by IRU Amendment No. 1 and IRU Agreement No. 2.

                  (c) the requirement in Section 26(a)(ii) of the Security Agreement that a written request to release the Collateral be delivered to the Collateral Agent at least ten Business Days prior to such release, provided, that such request is delivered at least one Business Day prior to the date hereof and all other requirements of Section 26 are complied with in accordance with their terms.

                  SECTION 3. Amendment to the Security Agreement. The Security
                             -----------------------------------
Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5, hereby amended as follows by amending Section 14(b)(ii) in its entirety to read as follows:

                           "(ii) amend or otherwise modify any Assigned
                           Agreement or give any consent, waiver or approval thereunder, except in the ordinary course of business and in a manner that would not reasonably be expected to have a Material Adverse Effect;"

                  SECTION 4. Release. Each of the Lender Parties hereby agree
                             -------
that, solely to the extent, if any, necessary to permit the transactions contemplated by the IRU Agreement, IRU Amendment No. 1, and IRU Agreement No. 2, all of the Liens in favor of the Lender Parties solely in respect of the Transferred Property, shall be deemed to be released, terminated and no longer in effect. In furtherance of this Section 4 each of the Lender Parties authorizes the Administrative Agent to execute any documents and to take any and all other action reasonably required by the Borrowers, at the Borrowers' expense, to effectuate the release pursuant to Section 26 of the Security Agreement.

                  SECTION 5. Conditions of Effectiveness. This Amendment and
                             ---------------------------
Waiver shall become effective as of the date first above written when and only when:

                  (a)   the Lead Arranger shall have received the following:

                  (i) counterparts of this Amendment and Waiver executed by the Borrowers, the Parent, and the Required Lenders or, as to any of the Lender Parties, advice satisfactory to the Lead Arranger that such Lender Party has executed this Amendment and Waiver,

                  (ii) certified copies of the Parent Notes and the Services Notes, duly executed by the Parent and each of the Borrowers,

                  (iii) certified copies of the IRU Agreement, IRU Amendment No. 1 and IRU Agreement No. 2 and all other documents, instruments and agreements entered into in respect thereof or related thereto,

                  (iv) any filings, or recordings, or consents of any Persons requested by the Lead Arranger in order to create or perfect a security interest in favor of the Secured Parties in any Collateral of the Borrowers, and

                  (v)   any other items reasonably requested by any Lender
         Party;

                  (b) the Lead Arranger is satisfied with all bank accounts and all other investment accounts of the Borrowers and the Parent and with the system of cash management operated by the Parent and the Borrowers;

                  (c) the Parent has exchanged indebtedness owed to it by ICG Equipment, in an aggregate principal amount of not less than $100,000,000 for an Equity Interest in ICG Equipment, in each case on terms and conditions, satisfactory to each of the Lead Arranger; and

                  (d) all of the accrued fees and expenses of the Agents and the Lender Parties (including the accrued fees and expenses of counsel to the Lead Arranger, the fees and expenses referred in Sections 9 and 10 of this Amendment and Waiver and all other fees payable in connection with this Amendment and Waiver) shall have been paid in full.

                  SECTION 6. Representations and Warranties of the Borrower. The
                             ----------------------------------------------
Parent and each Borrower represent and warrant as follows:

                  (a) Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                  (b) The execution, delivery and performance by each Loan Party of this Amendment and Waiver, the Parent Notes, the Services Notes and the Transaction Documents as amended hereby, to which it is or is to be a party, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties in such a manner as would be reasonably likely to have a Material Adverse Effect or (iv) except for the Liens created under the Transaction Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by any Loan Party party of this Amendment and Waiver, the Parent Notes, the Services Notes or any of the Transaction Documents, as amended hereby, to which it is or is to be a party.

                  (d) This Amendment and Waiver and each of the Parent Notes and the Services Notes have been duly executed and delivered by the Parent and the Borrowers. This Amendment and Waiver and each of the Parent Notes and the Services Notes and each of the other Transaction Documents, as amended hereby, to which any Loan Party is a party are legal, valid and binding obligations of each Loan Party thereto, enforceable against such Loan Party in accordance with their respective terms.

                  (e) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment and Waiver or any of the other Transaction Documents as amended hereby.

                  (f) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

                  (g) The representations and warranties set forth in each of the Transaction Documents are correct on and as of this date, before and after giving effect to this Amendment and Waiver, as though made on and as of such date.

                  (h) No event has occurred and is continuing that constitutes a Default. No event has occurred and is continuing that constitutes, or would, with the lapse of time or the giving of notice constitute, a default under any material agreement to which any Loan Party is a party.

                  SECTION 7. Reference to and Effect on the Credit Agreement,
                             -----------------------------------------------
the Security Agreement, the Notes and the Transaction Documents. (a) On and
---------------------------------------------------------------
after the effectiveness of this Amendment and Waiver, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the, Notes and each of the other Transaction Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment and Waiver.

                  (b) On and after the effectiveness of this Amendment and Waiver, each reference in the Security Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Security Agreement, and each reference in the Credit Agreement, Notes and each of the other Transaction Documents to "the Security Agreement", "thereunder", "thereof" or words of like import referring to the Security Agreement, shall mean and be a reference to the Security Agreement, as amended by this Amendment and Waiver.

                  (c) The Credit Agreement, the Security Agreement, the Notes and each of the other Transaction Documents, as specifically amended by this Amendment and Waiver, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Transaction Documents, in each case as amended by this Amendment and Waiver.

                  (d) The execution, delivery and effectiveness of this Amendment and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agents under any of the Transaction Documents, nor constitute a waiver of any provision of any of the Transaction Documents.

                  SECTION 8. Consent of the Parent. The Parent, as guarantor
                             ---------------------
under the Parent Guaranty, hereby consents to this Amendment and Waiver and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment and Waiver, the Parent Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment and Waiver, (i) each reference in the Parent Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment and Waiver, and (ii) each reference in the Parent Guaranty to the "Security Agreement", ""thereunder", thereof or words of like import shall mean and be a reference to the Security Agreement as amended by this Amendment and Waiver.

                  SECTION 9.  Costs and Expenses. The Borrowers agree jointly
                              ------------------
and severally to pay on demand all reasonable costs and expenses of the Lead Arranger in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and Waiver and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Lead Arranger) in accordance with the terms of Section 9.04 of the Credit Agreement.

                  SECTION 10. Amendment Fee. The Borrowers agree to pay an
                              -------------
amount equal to 0.10% of the sum of (i) the aggregate Tranche A Term Commitments held by those Lenders that have, on or prior to December 31, 1999, executed this Amendment and Waiver, (ii) the aggregate Tranche B Term Commitments held by those Lenders that have, on or prior to December 31, 1999, executed this Amendment and Waiver and (iii) the aggregate Working Capital Commitments held by those Lenders that have, on or prior to December 31, 1999, executed this Amendment and Waiver, payable to the Administrative Agent for the account of such Lenders, ratably in accordance with their respective interests in such Tranche A Term Commitments, Tranche B Term Commitments and Working Capital Commitments.

                  SECTION 11. Execution in Counterparts. This Amendment and
                              -------------------------
Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

                  SECTION 12. Governing Law. This Amendment and Waiver shall be
                              -------------
governed by, and construed in accordance with, the laws of the State of New
York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      ICG EQUIPMENT, INC., as Borrower


                                      By   /s/ Don Teague
                                          ---------------------------------
                                          Title:


                                      ICG NETAHEAD, INC., as Borrower


                                      By   /s/ Don Teague
                                          ---------------------------------
                                          Title:


                                      ICG SERVICES, INC., as Parent Guarantor

                                      By   /s/ Don Teague
                                          ---------------------------------
                                          Title:

                                      MORGAN STANLEY SENIOR FUNDING,
                                      INC.,
                                         as Sole Book-Runner, Lead Arranger and
                                         Lender Party

                                      By  /s/ T. Morgan Edwards II
                                          ---------------------------------
                                          Title:  Vice President

                                      ROYAL BANK OF CANADA,
                                       as Administrative Agent, Collateral Agent and Lender Party


                                      By  /s/ Kevin K. Cornwell
                                          ---------------------------------
                                          Title:  Managing Director

                                      BANK OF AMERICA, N.A.,
                                         as Documentation Agent and Lender Party

                                      By  /s/ Julie Schell
                                          ---------------------------------
                                          Title:  Vice President

                                      BARCLAYS BANK PLC
                                         as Co-Documentation Agent and Lender
                                         Party

                                      By  /s/ Craig J. Lewis
                                          ---------------------------------
                                          Title:  Director

                                      FINOVA CAPITAL CORPORATION


                                      By  /s/ Jeffrey S. Kilrey
                                          ---------------------------------
                                          Title:  Senior Vice President

                                      FIRST UNION NATIONAL BANK


                                      By  /s/ Mark L. Cook
                                          ---------------------------------
                                          Title: Senior Vice President

                                      GENERAL ELECTRIC CAPITAL
                                      CORPORATION

                                      By  /s/ Ken Gacevich
                                          ---------------------------------
                                          Title:  Vice President

                                      STEIN ROE FLOATING RATE LIMITED
                                      LIABILITY COMPANY


                                      By  /s/  Jim R. Fellows
                                          ---------------------------------
                                          Title: Vice President, Stein Roe &
                                                 Farnham, Inc., as advisor to
                                                 Stein Roe Floating Rate
                                                 Limited Liability Company

                                      STEIN ROE AND FARNHAM
                                      INCORPORATED
                                      AS AGENT FOR KEYPORT LIFE
                                      INSURANCE COMPANY


                                      By  /s/  Jim R. Fellows
                                          ---------------------------------
                                          Title: Vice President and
                                                 Portfolio Manager

                                      STEIN ROE FARNHAM CLO 1 LTD.,
                                      by:  Stein Roe & Farnham Incorporated,
                                      As Portfolio Manager


                                      By  /s/  Jim R. Fellows
                                          ---------------------------------
                                          Title:  Vice President and
                                                  Portfolio Manager

                                      FRANKLIN FLOATING RATE TRUST


                                      By  /s/ Chauncey Lufkin
                                          ---------------------------------
                                          Title: Vice President

                                      ELT LTD.


                                      By  /s/ Kelly C. Walker
                                          ---------------------------------
                                          Title:  Authorized Agent

ELF Funding Trust 1
By: Highland Capital Management, L.P.
As Collateral Manager



By  /s/ Mark K. Okada
    ----------------------------
Name:  Mark K. Okada
Title: Executive Vice President


Pamco Cayman Ltd.
By:  Highland Capital Management, L.P.
As Collateral Manager


By  /s/ Mark K. Okada
    ----------------------------
Name:  Mark K. Okada
Title: Executive Vice President

                    SCHEDULE I TO AMENDMENT AND WAIVER NO. 2

                               ICG EQUIPMENT, INC.

                      SCHEDULE 4.01(s) TO CREDIT AGREEMENT

                                  Existing Debt

                          Capitalized Lease Obligations

          Parties          Type of Agreement                 Value
--------------------------------------------------------------------------------
 1. MSF Network           Fiber Use Agreement    Present Value     $2,430,228.46
    Technologies and                             Payment           $   81,024.60
    ICG Equipment, Inc.                          Interest Rate             12.50%
                                                 Number of Payments          100
--------------------------------------------------------------------------------

 2.  Platte River         Fiber Use Agreement    Present Value     $3,760,252.32
     Power Authority                             Payment           $  461,577.60
     and ICG Equipment,                          Interest Rate             12.50%
     Inc.                                        Number of Payments           20

Inter-company payables owing to ICG Services Inc. (Parent Debt) in the amount of $718,492,882.45 as of September 30, 1999.

                    SCHEDULE I TO AMENDMENT AND WAIVER NO. 2

                               ICG NETAHEAD, INC.

                      SCHEDULE 4.01(s) TO CREDIT AGREEMENT

                                  Existing Debt

                            Capital Lease Obligations

                                                      Principal              Tax                 FMV of MLP
                                                      ---------              ---                 ----------
Short-term portion            Ameritech               254,785.48          18,744.24              273,529.72
                              Comdisco #1             861,190.67          75,767.10              936,957.77
                              Comdisco #2             662,353.06          59,204.76 #            721,557.82
                              Comdisco #3              55,853.30           5,156.48               61,009.78
                              Comdisco #4              36,335.26           3,464.76               39,800.02
                              Comdisco #5             519,795.49          51,193.60              570,989.09
                              Cisco #1                 17,034.33           1,687.56               18,721.89
                              Cisco #2                129,777.20          12,856.90              142,634.10
                              Cisco #3                 30,980.53           3,096.80               34,077.33
                              Cisco #4                 30,796.05           3,023.72               33,819.77
                              Cisco #5                110,767.22          11,072.46              121,839.68

Total short-term portion                            2,709,668.59         245,268.38 #          2,954,936.97
                                                    ------------         ----------            ------------

Long-term portion             Ameritech                        -                  -                       -
                              Comdisco #1                      -                  -                       -
                              Comdisco #2                      -                  -                       -
                              Comdisco #3              15,128.71           1,289.12               16,417.83
                              Comdisco #4              20,007.26           1,732.38               21,739.64
                              Comdisco #5             436,412.09          38,395.20              474,807.29
                              Cisco #1                 17,849.75           1,567.02               19,416.77
                              Cisco #2                135,989.48          11,938.55              147,928.03
                              Cisco #3                 35,120.80           3,096.80               38,217.60
                              Cisco #4                 29,652.25           2,591.76               32,244.01
                              Cisco #5                125,570.49          11,072.46              136,642.95

Total long-term portion                               815,730.83          71,683.29              887,414.12
                                                      ----------          ---------              ----------

Total obligation per amortization schedule          3,525,399.42         316,951.67            3,842,351.09
                                                    ============         ==========            ============

                    SCHEDULE I TO AMENDMENT AND WAIVER NO. 2

                               ICG SERVICES, INC.

                      SCHEDULE 4.01(s) TO CREDIT AGREEMENT

                       Existing Debt as of August 11, 1999


1.       ICG Services, Inc. Indentures:

        Notes                Principal     Accrued Interest to   Principal plus
                                             August 11, 1999    Accrued Interest
--------------------------------------------------------------------------------
       10% Notes            $331,646,700       $16,217,911       $347,864,611
(Issued February 12, 1998)


      9-7/8% Notes          $275,598,368       $ 7,596,477       $283,194,845
                            ------------       -----------       ------------
(Issued April 27, 1998)

2. Guarantor of a Promissory Note in the amount of $33,076,754, made by ICG 161, L.P., owner of property located at 161 Inverness Drive West, Englewood, Colorado 80112.

3. Inter-company payables (Services Debt) owing to ICG NetAhead Inc. in the amount of $206,418,344.07 as of September 30, 1999.

4. Inter-company payables owing to ICG 161 in the amount of $2,500,000.00 as of September 30, 1999.

                    SCHEDULE II TO AMENDMENT AND WAIVER NO. 2

                               ICG EQUIPMENT, INC.

                      SCHEDULE 4.01(w) TO CREDIT AGREEMENT

                                   Investments

Intercompany receivables from ICG 161 in the amount of $33,202.28 as of September 30, 1999.

                    SCHEDULE II TO AMENDMENT AND WAIVER NO. 2

                               ICG NETAHEAD, INC.

                      SCHEDULE 4.01(w) TO CREDIT AGREEMENT

                                   Investments

Inter-company receivables from ICG Services, Inc. (Services Investment) in the amount of $206,418,344.07 as of September 30, 1999.

                    SCHEDULE II TO AMENDMENT AND WAIVER NO. 2

                               ICG SERVICES, INC.

                      SCHEDULE 4.01(w) TO CREDIT AGREEMENT

                                   Investments

ICG Services, Inc. has made the following investments as of August 11, 1999:

1. An investment of $10,000,000 in NorthPoint Communications, Inc. for 555,555 shares of Class B Common Stock (convertible)

2. An investment of $1,000,000 in International ThinkLink Corporation for 1,250,000 shares of Series C Preferred Stock (convertible)

3. An investment of $34,933,606.11 in ICG ChoiceCom, L.P., a Delaware Limited Partnership, in exchange for a 49% interest in the Partnership

4. An investment of $12,489,803.33 in ICG Ohio LINX, Inc., an Ohio corporation for 20 shares of Common Stock.


                                Other Investments

1. Inter-company receivables (Parent Investment) from ICG Equipment, Inc. in the amount of $718,492,882.45 as of September 30, 1999.

                   SCHEDULE III TO AMENDMENT AND WAIVER NO. 2

                               ICG EQUIPMENT, INC.

                      SCHEDULE 4.01(y) TO CREDIT AGREEMENT

                               Material Contracts

             Parties                          Type of Agreement       Effective Date or Term         Comments
-----------------------------------------------------------------------------------------------------------------
1.  Aspect Telecommunications and ICG        Equipment Purchase and       March 27, 1998
         Equipment                                Installation

2.  Cisco Systems, Inc. and ICG              Hardware Purchase and        October 8, 1998        Confidentiality
         Equipment, Inc.                        Software License                                 release pending

3.  Lucent Technologies and ICG                 Software Support          April 16, 1998
         Equipment, Inc.                           Agreement

4.  Lucent Technologies, ICG Telecom           General Agreement        September 9, 1996;       Confidentiality
         Group, Inc. (Assignor) and ICG                                  September 8, 1999       release pending
         Equipment (Assignee)                                             (See Assignment
                                                                             Agreement?)

5.  McLeod USA and ICG Equipment, Inc.         Joint construction         April 19, 1999         Confidentiality
                                                                                                 release pending
                                              of fiber optic cables

6.  MSLI, LLC and ICG Equipment, Inc.           Software License              Undated            Confidentiality
                                                                                                 release pending
7.  Northern Telecom, Inc., ICG Telecom       Equipment Purchase and      April 9, 1998 to
         Group, Inc., ICG Equipment, Inc.        Software License         April 8, 2001
         and ICG Services, Inc.

8.  CarrAmerica Development, Inc.              Office Space Lease       December 11, 1998 to
         (Landlord) and ICG Equipment,        [Panorama Corporate        January 31, 2003
         Inc.                                 Center V (Suite 300)]

9.  CarrAmerica Development, Inc.              Office Space Lease        December 1, 1998 to
         (Landlord) and ICG Equipment,        [Panorama Corporate        December 1, 2003
         Inc.                                 Center V (Suite 400)]

10.  Platte River Power Authority and ICG      Fiber Use Agreement         January 8, 1999
         Equipment, Inc.                       (for 24 fibers in
                                               Platte River's              20 years with a
                                                   facilities)             20-year option

11.  Qwest Communications Corporation and      Equipment Purchase             Undated            Confidentiality
          ICG Equipment, Inc.                                                                    release pending

12.  Qwest Communications Corporation and    Fiber Optic Right-to-Use       June 26, 1997        Confidentiality
          ICG Telecom Group, Inc.                                                                release pending

13.  Qwest Communications Corporation and       Addendum to above           June 27, 1998        Confidentiality
          ICG Equipment, Inc.                  Agreement, changing                               release pending
                                              party from ICG Telecom
                                                Group, Inc. to ICG
                                                 Equipment, Inc.

14.  All Assigned Agreements listed on Schedule II to the Security Agreement

15.  ICG Services, Inc.                       Intercompany payables       February 12, 1998

                    SCHEDULE III TO AMENDMENT AND WAIVER NO.2

                               ICG NETAHEAD, INC.

                      SCHEDULE 4.01(y) TO CREDIT AGREEMENT

                               Material Contracts

            Parties                            Type of Agreement      Effective Date or Term       Comments
-------------------------------------------------------------------------------------------------------------
1.  Cisco and ICG NetAhead, Inc.                   Integrated          September 24, 1998 to
                                             Communications Service     September 24, 2000
                                             Provider Purchase and
                                               License Agreement

2.  ICG Telecom Group, Inc. and ICG                Dedicated              August 24, 1998
         NetAhead, Inc.                        Telecommunications
                                                    Services

3.  Lucent Technologies and ICG NetAhead        Software Support         April 1, 1998 to
                                                   Agreement             December 31, 1998

4.  Mindspring Enterprises, Inc. and ICG        Network Services         February 17, 1999
         NetAhead, Inc.                            Agreement

5.  ICG Services, Inc.                          Inter-company            February 17, 1999
                                                 receivables